UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  3 )

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OVM International Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Jack Gregory M.D. 4705 West Addisyn Court Visalia, CA 93291	Phone: 559-732-8177 Fax: 559-732-8175 e-mail: jackgregory@sbcglobal.net

August 11, 2008

Dear Shareholders:

     I was asked by a Custodian appointed by the Courts in Nevada, USA, to investigate the possibility of restoring to good standing, the corporation, OVM International Holding Corporation (OVMI). The Corporation lost its Nevada State Charter for numerous reasons and its Charter was revoked. The Agent of Service for OVMI resigned and none existed. The Transfer Agent resigned and shares could not be transferred. The Depository Trust Corporation held the shares as “Non Transferable”.  The Corporation lost its quotation on the over-the-counter bulletin board administered by NASDAQ because of failure to timely file SEC quarterly reports. Officers and Directors could not be located and it appeared to me that OVMI could be restored to good standing and I undertook the responsibility. I corrected each of the above deficiencies with a considerable expense to myself. OVMI has no current business in the U.S.A.   A special meeting of shareholders is being called by resolution of the current board of directors , pursuant to Article II section 2 of the Corporation’s By-Laws and I am asking you to empower me with your proxy votes to proceed with electing a new board of directors, amending the articles of incorporation to change the Corporation’s name to “Premier Holding Corporation,” to increase the authorized share capital to 100 million common shares and reverse split the current common share capital 1-200, so we can attract an acquisition of an operating company by reverse merger.   The amendment will not be filed with the secretary of state unless and until the shareholders give their approval. At the present time, the Corporation (OVMI) has no assets and no business in the U.S.A. and I have paid for the necessary work to this point. Currently OVMI is quoted on the Pink Sheets under the symbol, OVMI, and is traded Over the Counter. If these measures are approved, I intend to bring the Company’s reports current with the Securities and Exchange Commission and to seek a viable reverse merger candidate for the Corporation, in an attempt to give the common stock a value. I am calling for your proxy votes to accomplish these changes. I am a retired physician but I have been involved with public companies and have considerable experience in their management .  I look forward to your answer or comments, and I hope we can have a successful association. According to the transfer records, it appears you are a shareholder and thus entitled to a vote. A Proxy Card is enclosed and needs to be completed and returned to me by mail or FAX.

Respectfully,

Jack Gregory, M.D.

The current Transfer Agent for OVMI is: Phone: 208-664-3544 Fax: 208-777-8998	COLUMBIA STOCK TRANSFER CO. 601 East Seltice Way Suite 202 Post Falls, ID 83854, USA www.columbiastock.com

THE ACCOMPANYING PROXY STATEMENT IS BEING MAILED TO SHAREHOLDERS ON  AUGUST 11 , 2008

OVM International Holding Corporation
c/o Jack Gregory, M.D.
4705 West Addisyn Court
Visalia, CA  93291

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD
SEPTEMBER 26 , 2008
1:00 p.m. PACIFIC STANDARD TIME

PLEASE TAKE NOTICE that a Special Meeting of Stockholders (the "Special Meeting") of OVM International Holding Corporation, a Nevada corporation (the "Company"), will be held at 590 West Putnam Avenue, Porterville,  California at 1:00 p.m. on September 26 , 2008, or at any and all adjournments thereof, for the following purposes, as more fully described in the attached Proxy Statement.  At the Special Meeting, you will be asked to vote on the following matters:

1.	To elect two directors to our Board of Directors to hold office until the next annual meeting of shareholders;
2.	To ratify the appointment of Jack Gregory as the current board of directors by the Custodian ;
3.	To ratify the issuance of shares to Jack Gregory to pay for company expenses and services;
4.	To amend the Company's articles of incorporation to change the name of the Company to Premier Holding Corporation;
5.	To amend the Company's articles of incorporation to reverse split the common share capital of the Company 1-200;
6.	To amend the Company's articles of incorporation to authorize an increase of authorized common share capital to 100,000,000 shares; and
7.	To consider and act upon such other matters as may properly come before the Special Meeting and any adjournment thereof.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on  August 29, 2008 will be entitled to notice of and to vote at the Special Meeting or at any adjournment thereof.  A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the Special Meeting.

Whether or not you expect to be present, please sign, date and return the enclosed proxy sheet in the enclosed pre-addressed envelope as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Jack Gregory, M.D.
Jack Gregory, M.D.
Acting President
August 11 , 2008

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON HAVE THE RIGHT TO REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON, IF THEY SO DESIRE.

OVM INTERNATIONAL HOLDING CORPORATION

PROXY STATEMENT

FOR THE 2008 SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 26 , 2008

I. INTRODUCTION

The Board of Directors of OVM International Holding Corporation, a Nevada corporation (the "Company"), is soliciting the accompanying Proxy in connection with its 2008 Special Meeting of Shareholders of the Company to be held at 1:00 p.m. Pacific Standard Time on  September 26, 2008, at 590 West Putnam Avenue, Porterville, CA 93257, and any adjournments thereof.

The Company stopped filing reports in November 2002, and, due to its abandonment by its management, lost its Nevada corporate charter in 2006 for failure to file an annual officer's and director's list with the Secretary of the State of Nevada.  On November 1, 2006, its corporate charter was revoked by the Nevada Secretary of State.   Concurrently , the resident agent of the Company in Nevada resigned for non-payment of fees.

On May 8, 2007, the Nevada Court entered a default judgment, appointing Jeffrey Volpe as custodian of the Company under NRS 78.347(2).  On May 9, 2007, the custodian appointed Jeffrey Volpe as the sole officer and director of the Company, and the Company's Nevada charter was restored on May 9, 2007.  On May 18, 2007, Dr. Jack Gregory was appointed as President and Director and Jasmine Gregory was appointed as Secretary/Treasurer and Director, and Jeffrey Volpe resigned as an officer and director.  There are no relationships between Dr. Gregory and Mr. Volpe.  Dr. Gregory brought the Company's corporate charter current, paid the transfer agent's fees and appointed a new transfer agent.

The Company has no assets and does not conduct any business.  Until such time as the Company locates an acceptable acquisition candidate, it does not intend to do any business, other than restructuring as proposed by this proxy statement, because the Company has not yet identified a business to engage in that would be of benefit to the Company and its shareholders.

The current board of directors is proceeding with calling the special meeting in order to hold an election of directors, which is required annually by Article I of the Company’s By Laws.    If  the current board of directors is elected to serve another annual term, Dr. Gregory will advance the costs necessary to bring the company’s reports current with the Securities and Exchange Commission. That, coupled with the fact that Dr. Gregory is advancing all of the capital costs of the company, is the first step to take in bringing current the company’s reports. If the current board is not elected by the shareholders, then it is not likely that Dr. Gregory will make further investments to the working capital of the company. After the election, the company anticipates being able to appoint a new independent account and to bring its reports current in approximately 90 days. The Company intends to become current in its periodic operating reports before attempting to attract a merger acquisition candidate.

On March 5, 2007, shareholder Jeffrey Volpe filed a complaint for the appointment of a custodian for the Company in the District Court of the State of Nevada for the county of Washoe.  This Proxy Statement, the Notice of Special Meeting and Proxy Card, are being mailed to shareholders on or about August 11 , 2008.

II. OUTSTANDING SHARES AND VOTING RIGHTS

The Current board of directors of the Company has fixed the close of business on August 29, 2008, as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on the record date, there were 40,000,000 shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights. A majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting, is required for the approval of the Company's proposals.  With regard to the election of directors, the By Laws of the company provide for plurality voting;  That means that voting takes two rounds.  In the first round, shareholders would vote one share for the candidates of their choice for each board seat.  In the second round, the two candidates hodling the most votes for each board seat would run in a runoff election, and the shareholders would be entitled to vote their shares in favor of either candidate.  Since there are two seats on the board of directors proposed for election, and only one nominee per seat, there is no need to hold a runoff election, and, therefore, only one round of voting will be cast.

Shares of Common Stock that are represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such common shares will be voted "FOR" approval of each of the six proposals and in the discretion of the proxy holders for any other matter that may properly come before the Special Meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular matter, then in such instance, the shares covered by such "non-vote" proxy shall be deemed to be present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by filing with the Acting Chief Executive Officer of the Company, Dr. Jack Gregory, at the address set forth above, a written revocation of such proxy, or by executing and delivering a duly-executed proxy bearing a later date, or by simply voting the common shares covered thereby by separate written ballot to be disseminated at the Special Meeting.

In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally, or by telephone, telegram or other forms of communication, including wire facsimile. The Company has not retained a proxy solicitation firm, and instead, will use its own best efforts to solicit as many proxies as practicable in the time available before the Special Meeting. The meeting will be chaired and conducted by Jack Gregory, Acting Chief Executive Officer.

The Company's President and Director, Dr. Jack Gregory, is the only officer and director authorized by the board of directors to solicit proxies.  Dr. Gregory will be voting his shares in favor of each of the proposals.

Dissenters from the proposals enumerated herein do not have dissenter's rights under Nevada law.

III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 30 , 2008, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

	Number of Shares
Name of	Beneficially
Beneficial Owner	Owned	Percent of Class
Jack Gregory, M.D. Officer/Director 4705 W. Addisyn Court Visalia, CA 93291 Jasmine Gregory Officer/Director 4705 W. Addisyn Court Visalia, CA 93291	27,930,000	69.8%
Ching Lung Po 5% shareholder Room 1015, Bldg. M, Telford Garden, Kowloon Bay, Hong Kong, China	6,057,000	15.2%
Officers and Directors as a Group	27,930,000	69.8%

IV.  DIRECTORS AND EXECUTIVE OFFICERS

The members of the Board of Directors of OVMI serve until the next Special Meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of OVMI are:

Name	Age	Position

Jack Gregory, M.D.	76	President & C.E.O. , Director

Jasmine Gregory	68	Secretary, Director

Jack Gregory, M.D. - Dr. Gregory is the current Acting President and Director of the company since.  From March 2001 through December 2003, he was president and director of Jasmine's Garden, Inc.  He is the former President and Director of Champion Financial Corporation, from 1991 through 1993.  Dr. Gregory has been a sole medical practitioner since 1963. He served in the United States Army as Captain of the Army National Guard Medical Corps. from 1960 through 1966. Dr. Gregory graduated from the University of California at Los Angeles with a B.S. in 1953, received an M.S. in Microbiology from the University of Hawaii, 1955, a PhD. in Microbiology from the University of Pennsylvania in 1957, and an M.D. from the University of Southern California, Los Angeles, 1961.

Jasmine Gregory. Ms. Gregory is the current Secretary and Director of the company since.   From March 2001 through December 2003, she was Secretary and Director of Jasmine's Garden, a publicly held company.  From 1960 through 1978, while raising her children, she was active in studying art, coordinating fashion shows, and designing evening wear. From 1979 through 1982, Ms. Gregory designed and manufactured a contemporary women's dress line. From 1983 through 1997, Ms. Gregory competed in states and international photography competitions. Since 1998, she has been using computer graphics to generate true to life images of fruits and plants in her new greeting card collection. She holds an A.A. in fashion design from Los Angeles Trade Tech. College, and studied computer graphics at Porterville College.

--------
   *Jack Gregory and Jasmine Gregory are husband and wife.

IV.  DIRECTORS AND EXECUTIVE OFFICERS - continued

NOMINATION OF DIRECTORS

The Company does not have a Governance, Nominating Committee, or Audit Committee, due to the fact that there are only two directors, and they would be the same directors who would serve on the committees. The full board of directors has formulated a policy to review the applicable skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. In making recommendations for nominees, the board considers, among other things, the qualifications of individual director candidates. The board determines the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse background and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of our business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity.  In determining whether to recommend a director for re-election, the board considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board, and the results of the most recent Board self-evaluation. Shareholders have not previously elected each of the directors submitted at the 2008 annual meeting, as the directors were appointed.

The board of directors will consider shareholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve, if elected, and evidence of the nominating shareholder's ownership of Company stock should be sent to the attention of our General Counsel. If you wish to formally nominate a candidate you must follow the procedures described in our Bylaws.

DIRECTOR INDEPENDENCE

There are currently no independent directors serving on the Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors is committed to maintaining strong corporate governance principles and practices. The Board periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our shareholders.

MEETINGS AND MEETING ATTENDANCE

Our Board of Directors is required by our by laws to hold regularly scheduled annual meetings immediately after the annual shareholder’s meeting .  In addition to the annual meetings, it has the authority to call regularly scheduled meetings and special meetings by resolution .   Our Board met 1 time during the past fiscal year.

All incumbent directors attended 75% or more of the Board meetings during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. Two directors attended the 2007 Annual Meeting.

V. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the aggregate annual and long-term compensation paid by us during our last three fiscal years ended December 31, 2007 to our Chief Executive Officer (the "Named Executive Officer").  None of the other executive officers of OVMI had an annual salary and bonus for fiscal year 2007 that exceeded $100,000.

Name and principal position	Year	Annual Compensation
		Salary ($)	Bonus ($)	Other annual compensation
Jack Gregory, M.D. Dir., Pres. & CEO	2007	$46,121	$0	0
Jasmine Gregory, Dir., Secretary	2007	$0	$0	$0

*
Dr. Gregory has been reimbursed for expenses he personally incurred on behalf of the company in common stock.  He has also been paid the equivalent of $46,121 in common stock for executive officer services rendered to the company.

Option Grants in Fiscal Year 2007

There were no option grants to our Executive Officers in 2007.  No option grants have been made to any of our executive officers.  We have not granted any stock appreciation rights.

The Company does not have a compensation committee, and the Board of Directors has determined that it is appropriate for the Company not to have such a committee at this time, because the Board only consists of two directors and the Company has no intention of paying them any compensation.

VI.  INDEPENDENT PUBLIC ACCOUNTANTS

When the Company went into default with its SEC reporting, the Company's former management failed to maintain independent accountants to assist the company in reviewing its quarterly financial statements and auditing its annual financial statements.  Our last independent accountant who filed reports for the fiscal year ended December 31, 2001 was the independent accounting firm of Horwath, Gelfond, Hochstadt Pangburn, P.C.  Our former independent accountant's report on the financial statements for the Registrant for the last two years of financial statements reported has not contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for the fact that the accountant included an opinion that, due to the Registrant's lack of revenue producing assets and history of losses, there is doubt about the Registrant's ability to continue as a going concern.

During the two most recent fiscal years and the interim period preceding the resignation, there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with the reports.

The Company does not have an Audit Committee.  The Audit Committee's functions are performed by the Board of Directors.  The Company intends to appoint a new independent accountant to audit and review its financial statements for the fiscal years 2002 through 2007, and in doing so the board of directors will:

1	Verify that the accountant was in good standing within the jurisdiction of its practice.

2	Verify that the accountant was a member in good standing of the Public Accountancy Oversight Board (PAOB).

3
Verify that the accountant is capable of exercising objective and impartial judgment on all issues encompassed within its potential engagement, and that no member of the firm had any interest or relationship with any officer, director or principal shareholder.

The Company has selected an accountant, but has not yet appointed that accountant because it involves the advance and expenditure of more fees by Dr. Gregory, and he is not willing to do so if he is not elected as a director.  The appointment of a new accountant is crucial to the Company reaching its goal of becoming current in its reporting obligations, as the accountant's audit report must appear in the Company's annual reports and the accountant must review the quarterly reports of the Company.  Without the independent accountant, the Company cannot file any periodic reports.   The Company is not seeking ratification of the appointment of the selected accountant by the shareholders.

Representatives from the former accountant are not expected to be present at the Special Meeting.

Audit Fees

No audit fees have been paid in the past two fiscal years.

Tax Fees

No fees were paid to the former accountant for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.

Other Fees

 No other fees were paid to the former accountant for any other services.

VII. PROPOSAL NUMBER ONE : THE ELECTION OF DIRECTORS

Directors elected at this Special Meeting will serve until the next Special Meeting.  The Company's by-laws provide for a board of directors of one director, and that number has been expanded to two by consent of a majority of the Company's shareholders. The nominees for directors and their qualifications are set forth below.

Jack Gregory, M.D. - Dr. Gregory is the current Acting President and Director.  He was the former President and Director of Jasmine's Garden, Inc., a publicly held corporation trading on the over-the-counter bulletin board, engaged in the business of graphics and greeting cards, from 2001 through December 2003. He is the former President and Director of Champion Financial Corporation, a company which engaged in the business of synthetic rubber, from 1991 through 1993. Dr. Gregory has been a sole medical practitioner since 1963. He served in the United States Army as Captain of the Army National Guard Medical Corps. from 1960 through 1966. Dr. Gregory graduated from the University of California at Los Angeles with a B.S. in 1953, received an M.S. in Microbiology from the University of Hawaii, 1955, a PhD. in Microbiology from the University of Pennsylvania in 1957, and an M.D. from the University of Southern California, Los Angeles, 1961.

Jasmine Gregory. Ms. Gregory was the  Secretary, Chief Financial Officer and Director of Jasmine's Garden, engaged in the business of graphics and greeting cards, from 2001 through December 2003.  From 1960 through 1978, while raising her children, she was active in studying art, coordinating fashion shows, and designing evening wear. From 1979 through 1982, Ms. Gregory designed and manufactured a contemporary women's dress line. From 1983 through 1997, Ms. Gregory competed in states and international photography competitions. Since 1998, she has been using computer graphics to generate true to life images of fruits and plants in her new greeting card collection. She holds an A.A. in fashion design from Los Angeles Trade Tech. College, and studied computer graphics at Porterville College.

Jack Gregory, M.D. and Jasmine Gregory are husband and wife.

VIII. PROPOSAL NUMBER TWO : RATIFICATION OF THE APPOINTMENT OF JACK GREGORY AS DIRECTOR

Proposal Number Two is the ratification of the appointment of Jack Gregory by the Custodian in the Nevada Court case. If the appointment of Dr. Gregory is not ratified by the shareholders, Dr. Gregory will cease to act in a management capacity.

IX.PROPOSAL NUMBER THREE : RATIFICATION OF ISSUANCE OF STOCK TO PAY COMPANY EXPENSES.

Proposal Number Three is the ratification of the issuance of stock to cover the expenses of paying default and corporate reinstatement fees to the state of Nevada to restore the Company’s charter, bookkeeping and attorney’s fees, and transfer agent fees. If the appointment of Dr. Gregory and the issuance of shares to him are not ratified by the shareholders, Dr. Gregory will give up the shares for cancellation.

To date, Dr. Gregory has paid, on behalf of the Company, $15,150 in legal and clerical fees, $15,000 in back fees owed to the transfer agent and $250 in current fees, $5,000 in bookkeeping fees and $2269 in postage, filing reinstatement and resident agent fees, totaling $37,660, and work and services, totaling approximately $46,121.

The company has no assets and no income. Future expenditures would have to be paid by Jack Gregory. If there are future expenditures, his only repayment would most likely be more restricted stock. At the present time Jack Gregory is not entitled to more shares and is not advocating these proposals in order to free up more stock to be paid for further reimbursement or services.

The issuance of stock to Dr. Gregory has diluted the ownership interest and voting power of all other shareholders.   It has given Dr. Gregory effective control over all company matters because with 69.8% of shares entitled to vote, he has the power to elect the entire board of directors.  Ratification of the issuance is tantamount to shareholder approval of this dilution and control.   The ratification of the issuance does not affect any shareholder’s rights to bring suit under Nevada law against management.

The ratification of the issuance of stock to Dr. Gregory is not necessary to attract a reverse merger candidate, but if the issuance is not ratified, Dr. Gregory will no longer serve in management, and will take no efforts to attract a candidate.

X.PROPOSAL NUMBER FOUR : TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO PREMIER HOLDING CORPORATION.

Proposal Number Four is the change of name to Premier Holding Corporation to better reflect the current state of affairs of the Company, as the Company is no longer doing business under its former name.

XI.PROPOSAL NUMBER FIVE : TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO REVERSE SPLIT THE OUTSTANDING COMMON SHARE CAPITAL 1-200.

Proposal Number Five is the reverse split of the common share capital of the corporation in order to attract an operating company as a reverse merger candidate.  This means that every 200 shares owned on the date the reverse split is effected would be converted to one share, and the last trade recorded in the Pink Sheets market would be adjusted by the NASDAQ Stock Market to reflect the split in the marketplace.

The size of the split was arbitrarily determined by the Board of Directors, in accordance with their opinion that the new structure would attract a merger or acquisition candidate.  A reverse split would apply to all outstanding shares equally.   The number of authorized shares before the split is 40,000,000.  After the amendment of the articles of incorporation to effect the split and the increase in common share capital, the number of authorized shares will be 100,000,000.

A reverse split is a means to attract an incoming merger candidate because such candidates usually seek higher control positions in companies so as not to give away large portions of their equity.

There is no material tax consequences to shareholders anticipated by the reverse split that the Company is aware of.  The split affects all the common shares equally and in the same proportion, so, unless and until new shares are issued in the future, no dilution to shareholders will occur as a result of the reverse split.  Since all common shares are being reduced proportionately, unless and until any new shares are issued, each shareholder retains the same proportionate voting power.  Fractional shares will be rounded up to the next whole number, meaning that shareholders holding under 200 shares will have one share after the split.

The split will be effected on the records of the Company’s transfer agent. It will not be necessary for shareholders to physically exchange their certificates for new certificates unless and until they need to make a transfer of shares in the due course of business. Shareholders will be able to exchange their certificates for new certificates with the new CUSIP number and new number of shares reflected on them at any time by surrendering the certificates to the transfer agent and paying the transfer agent’s usual transfer fee, which is currently $28.00 per certificate.   The Certificates representing shares held by shareholders in street name will be exchanged for new certificates by the Depository Trust Corporation. The Company will not be exchanging shareholder certificates for shares not held in street name. That will be up to the individual shareholder and the failure to do so will not affect any shareholder’s ownership of their stock.

If this proposal is approved and the articles of incorporation amended, the issued and outstanding shares will be 200,000.  After the proposal is approved, the Board of Directors would be empowered to issue additional shares of common stock in connection with an acquisition or for any corporate purpose, such as raising capital, without further shareholder approval.  Subsequent issuances of common stock by the Company will dilute each shareholder's ownership interests and reduce their voting power proportionate to the new issuance.  There are no current plans, agreements or understandings to issue any of the common shares that would be available to be issued after the amendment.

Given that the Company has no assets, business, or business prospects at this time, the Board of Directors believes that the Reverse Split will benefit all stockholders, as without the Reverse Split, the Company would have little value as a candidate for an acquisition, merger, or reorganization with a private company that seeks to go public by way of such a transaction.  Except for the rounding up of fractional shares, which benefits smaller stockholders over larger stockholders, the Reverse Split affects all stockholders equally.

XII. PROPOSAL NUMBER SIX : TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZE COMMON SHARE CAPITAL TO 100 MILLION SHARES.

Proposal Number Six is the increase of common share capital from 40,000,000 shares to 100,000,000 shares.   The outstanding shares of the Company are currently at the maximum authorized 40,000,000 shares.  Increasing the authorized shares gives the Company more flexibility to seek an incoming merger candidate, which usually involves the issuance of additional stock, and will avoid the Company the expense of the filings and meetings which are necessary to increase the authorized share capital if it should need to issue stock in the future in order to attract or compensate management or acquire assets or other acquisitions.  The size of the proposed increase in share capital has been arbitrarily determined by the Board of Directors in their discretion.

If this proposal is approved, the authorized shares will be 100,000,000 shares.  Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the purpose of the reverse split and the proposed increase in authorized capital is to reduce the number of issued and outstanding shares while at the same time maintain its public status and increase the number of shares available for future issuance, thereby preparing the Company for the issuance of the quantities of shares required for an acquisition, merger, or reorganization. The actions are not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.  There are no anti-takeover mechanisms in our Articles of Incorporation, By-Laws or another other governing documents or contracts.

After the proposal is approved, the Board of Directors would be empowered to issue additional shares of common stock in connection with an acquisition or for any corporate purpose, such as raising capital, without further shareholder approval. Subsequent issuances of common stock by the Company will dilute each shareholder’s ownership interests and reduce their voting power proportionate to the new issuance. There are no current plans, agreements or understandings to issue any of the common shares that would be available to be issued after the amendment.   If proposals five and six are approved, the shares of common stock authorized and available for issuance will be 99,800,000 shares.

The reverse split will have the effect of reducing current shareholder positions to minority positions.

If proposals Five and Six are approved, the company will not seek shareholder approval of a reverse merger candidate if the candidate takes control by acquisition of a controlling block of shares.  If the merger candidate takes control by a statutory merger, another proxy statement or information statement will be filed for shareholder approval or to inform shareholders what has been consented to by the majority shareholder(s).  It depends on what structure the eventual agreement proposes.

XIII. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the Special Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

XIV. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next Annual Meeting of Shareholders must be received by the Company by December 31, 2008. The proposal will be presented at the Annual Meeting, and included in the Company's Proxy Statement, and related proxy solicitation materials, for the Company's next Special Meeting of Shareholders.

XV. ANNUAL REPORT TO SHAREHOLDERS: FORM 10

The Company has not filed Annual Reports on Form 10 or Form 10-SB since 2002.  All filed reports, financial statements and exhibits are available at the Securities and Exchange Commission's Internet website at www.sec.gov.

BY ORDER OF THE CURRENT BOARD OF DIRECTORS,

/s/   Dr. Jack Gregory

Dr. Jack Gregory, Acting President
Visalia, California
August 11 , 2008

PROXY

The undersigned shareholder of OVM International Holding Corporation (The "Company") hereby appoints Dr. Jack Gregory, as proxy holder of the undersigned to attend the Special Meeting of the Company to be held on September 26, 2008, and any adjournment thereof with authority to act and vote at the meeting for and on behalf of the undersigned and directs the proxy holder to vote the common shares held by the undersigned with respect of the matters indicated below as follows.  You may withhold your authority to vote for any Director nominee by marking the box "withhold."

FOR THE ELECTION OF DIRECTORS

Dr. Jack Gregory

_______ FOR	_______ AGAINST	_______ WITHHOLD

Jasmine Gregory

_______ FOR	_______ AGAINST	_______ WITHHOLD

PROPOSAL NUMBER TWO: For the ratification of the appointment of Dr. Jack Gregory to the Board of Directors.

_______ FOR	_______ AGAINST	_______ ABSTAIN

PROPOSAL NUMBER THREE: For the ratification and approval of the issuance of common stock to Dr. Jack Gregory in exchange for expenses paid and services rendered on behalf of the Company.

_______ FOR	_______ AGAINST	_______ ABSTAIN

PROPOSAL NUMBER FOUR: To amend the Company's articles of incorporation to change the name of the Company to PREMIER HOLDING CORPORATION.

_______ FOR	_______ AGAINST	_______ ABSTAIN

PROPOSAL NUMBER FIVE: To amend the Company's articles of incorporation to reverse split the common share capital 1-200.

_______ FOR	_______ AGAINST	_______ ABSTAIN

PROPOSAL NUMBER SIX: To amend the Company's articles of incorporation to increase the authorized common share capital to 100,000,000 shares.

_______ FOR	_______ AGAINST	_______ ABSTAIN

 PLEASE SIGN AND DATE BELOW

INSTRUCTION: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If a corporation, please sign in full corporate name by the duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.  PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE TODAY. THIS REPLACES AND REVOKES ANY OTHER PROXIES YOU MAY HAVE BEEN PRESENTED.

Executed this ___ day of _____, 2008.

Signature of Shareholder

Name of Shareholder
Signature of Shareholder

Address (if different from above)
Signature of Shareholder

Share Certificate No.
Number of Shares voted: ________________